Exhibit 5.1

Dentons US LLP

303 Peachtree Street NE

Suite 5300

Atlanta, Georgia 30308

November 9, 2020

Board of Directors

Galectin Therapeutics Inc.

4960 Peachtree Industrial Blvd., Suite 240

Norcross, Georgia 30071

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Galectin Therapeutics Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-8 (the “Registration Statement”), relating to the proposed issue and sale of up to 4,000,000 additional shares of the Company’s common stock, $0.001 par value (the “Shares”), pursuant to stock awards, stock options, stock appreciation rights, restricted stock, deferred stock awards, dividend equivalents, performance awards and other stock-based awards under the Galectin Therapeutics Inc. 2019 Omnibus Equity Incentive Plan (the “Plan”). We have acted as counsel for the Company in connection with the issuance and sale of the Shares by the Company. This opinion letter is being rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion, we have examined such documents and considered such legal matters deemed by us to be relevant to this opinion letter and the Registration Statement, including the applicable statutory provisions and related rules and regulations of Chapter 78 of the Nevada Revised Statutes and the reported judicial decisions interpreting those laws, the Amended and Restated Articles of Incorporation of the Company, the Amended and Restated Bylaws of the Company, the authorizing resolutions of the Company’s Board of Directors and the Plan. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon information provided by officers of the Company. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or competency of such factual statements.

Our opinion is limited to applicable statutory provisions of Chapter 78 of the Nevada Revised Statutes and the reported judicial decisions interpreting those laws, and federal laws of the United States of America to the extent referred to specifically herein. We do not express any opinion herein concerning any other laws. We are generally familiar with Chapter 78 of the Nevada Revised Statutes as currently in effect and the judicial decisions thereunder and have made such inquiries and review of matters of fact and law as we determined necessary to render the opinion contained herein. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts. We express no opinion regarding the Securities Act, or any other federal or state laws or regulations.

Based upon the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Shares have been duly and validly authorized and the Shares will be legally issued, fully paid and non-assessable (a) when issued in the manner contemplated by the terms of the Plan and pursuant to a current prospectus in conformity with the Act and (b) upon receipt by the Company of payment therefor (assuming that such payment at all times exceeds the par value thereof).

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dentons US, LLP
Dentons US, LLP